                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statement of M Fund, Inc. on Form N-1A (File No. 33-95472/811-9082) Post-Effective Amendment No. 4, of our report dated February 11, 1998, on our audits of the financial statements and financial highlights included in the December 31, 1997 Annual Report of Edinburgh Overseas Equity Fund, Turner Core Growth Fund, Frontier Capital Appreciation Fund and Enhanced U.S. Equity Fund (four series of M Fund, Inc.).

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Information" in the statement of Additional Information.


                                        /s/ Coopers & Lybrand LLP
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                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 26, 1998